FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2007

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced today its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific") was awarded a contract (Contract No. N40442-07-C-2003) by the Military Sealift Fleet Support Command to perform mid-term availability work on the ammunition supply ship USNS Flint (T-AE 32) ("Flint"). The overhaul and repair work includes ship's service turbine generator and reduction gear renewal, steering gear refurbishment, valve work and replacement, and other repairs and preservation work. The Flint is expected to arrive at Todd's Seattle shipyard on May 18, 2007 and is scheduled to be completed in July 2007. The firm fixed priced contract award is $3,273,770 and includes options, which, if exercised, would bring the total contract value to $4,028,936.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated March 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel